Exhibit 10.1

FIFTH AMENDMENT

THIS FIFTH AMENDMENT (the “Amendment”) is made and entered into as of May 29, 2019 (the “Effective Date”), by and between HRE-S CENTERPOINT, LLC, a Delaware limited liability company (“Landlord”) and REPLIGEN CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.

West Seyon LLC (as a predecessor-in-interest to Landlord) and Tenant entered into that certain Lease dated as of October 10, 2001 (the “Original Lease”), as amended by that certain Letter Agreement dated May 7, 2002 (the “Letter Agreement”), that certain First Amendment to Lease dated as of June 29, 2011 (the “First Amendment”), that certain Second Amendment to Lease dated as of January 11, 2013 (the “Second Amendment”), that certain Third Amendment to Lease dated as of September 26, 2013 (the “Third Amendment”) and a certain Fourth Amendment dated as of March 14, 2014 (the “Fourth Amendment”; together with the Original Lease, the Letter Agreement, the First Amendment, Second Amendment and Third Amendment, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 75,594 rentable square feet and depicted on Exhibit A-1 attached hereto (the “Original Premises”) within the building commonly known as 41 Seyon Street, Waltham, Massachusetts (the “Building”).

B.

Tenant has requested that additional space containing (x) approximately 17,680 rentable square feet described as Suite No. 700 of the Building shown on Exhibit A-2 hereto (the “Phase 1 Expansion Space”) and (y) approximately 14,861 rentable square feet described as Suite No. 600 of the Building shown on Exhibit A-3 hereto (the “Phase 2 Expansion Space”; together with the Phase 1 Expansion Space, the “Fifth Amendment Expansion Space”) to be added to the Original Premises, and Landlord is willing to do the same on the following terms and conditions.

C.

The Term of the Lease (other than with respect to the Fourth Amendment Expansion Space, as hereinafter defined) is set to expire on May 31, 2023 (“Prior Termination Date”), and the parties desire to extend the term of the Lease with respect to the Fifth Amendment Expansion Space (but not the Original Premises) to the Fifth Amendment Expansion Space Termination Date (as hereinafter defined), all on the following terms and conditions.

D.

The Term of the Lease with respect to the Fourth Amendment Expansion Space (hereinafter defined) is set to expire on August 31, 2022 (“FAES Prior Termination Date”), and the parties desire to extend the term of the Lease with respect to such portion of the Original Premises to May 31, 2023, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Definitions. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment. When used herein the following terms shall have the following meanings:

a.	The “Base Building Condition” shall mean the condition of the Fifth Amendment Expansion Space as set forth on Exhibit B attached hereto, and otherwise in “as-is” condition.

b.

The “Controllable Expenses” shall mean all Operating Expenses other than (i) Taxes, (ii) utility charges, (iii) insurance charges imposed by third party utility and insurance companies, respectively, (iv) snow and ice removal, and (v) wages, salaries and other compensation and benefits paid to Landlord’s employees, agents or contractors engaged in the operation, management, maintenance (including, but not limited to, janitorial and cleaning services) or security of the Building or Property, but only to the extent such wages, salaries and other compensation are incurred as a result of union labor or government mandated requirements including, but not limited to, prevailing wage laws and similar requirements.

c.	The “Fourth Amendment Expansion Space” shall mean that certain approximately 19,900 square foot portion of the Original Premises referenced in the Fourth Amendment.

d.	The “FAES Extension Period” shall mean the period commencing on the day immediately after the FAES Prior Termination Date and expiring on the Prior Termination Date.

e.	The “Fifth Amendment Expansion Space Termination Date” shall mean the last day of the month in which occurs the day prior to the tenth (10th) anniversary of the Phase 2 Expansion Effective Date.

f.	The “Extension Date” shall mean the day immediately following the Prior Termination Date.

g.	The “Landlord’s Work” shall mean the work described on Exhibit C attached hereto.

h.

The “Phase 1 Expansion Effective Date” shall mean the earlier to occur of (i) November 1, 2019 and (ii) the date on which the later of the following occurs (x) the Tenant Improvements in the Phase 1 Expansion Space are substantially completed and (y) a temporary or permanent certificate of occupancy is issued for the Phase 1 Expansion Space.

i.	The “Phase 1 Expansion Early Access Date” shall mean the Effective Date.

j.

The “Phase 2 Expansion Effective Date” shall be the earlier to occur of (i) 150 days following the delivery of the Phase 2 Expansion Space in the Base Building Condition and with the Landlord’s Work for the Phase 2 Expansion Space substantially completed and (ii) the date on which the later of the following occurs (x) the Tenant Improvements in the Phase 2 Expansion Space are substantially completed and (y) a temporary or permanent certificate of occupancy is issued for the Phase 2 Expansion Space.

k.

The “Phase 2 Expansion Early Access Date” shall mean the date that the Landlord delivers the Phase 2 Expansion Space in the Base Building Condition and with the Landlord’s Work for the Phase 2 Expansion Space substantially completed.

l.	The “Tenant Improvements” shall mean any Alterations desired to be completed by Tenant in the Fifth Amendment Expansion Space or the Original Premises.

m.

The “Property Rentable Area” shall mean the rentable square feet of the Property and is hereby stipulated between Landlord and Tenant to be 404,943 square feet, subject to adjustment pursuant to Section 10 below.

n.

The “Building Rentable Area” shall mean the rentable square feet of the Building and is hereby stipulated between Landlord and Tenant to be 259,935 square feet, subject to adjustment pursuant to Section 10 below.

2.	Extension; Termination.

2.01

The Term of the Lease with respect to the Fifth Amendment Expansion Space only shall expire on the Fifth Amendment Expansion Space Termination Date, unless sooner terminated in accordance with the terms of the Lease. Such extension shall be on all the terms and conditions of the Lease, as modified by this Amendment.

2.03

The Term of the Lease with respect to the Fourth Amendment Expansion Space only is hereby extended to expire on the Prior Termination Date, unless sooner terminated in accordance with the terms of the Lease. Such extension shall be on all the terms and conditions of the Lease, as modified by this Amendment.

2.04	For the avoidance of doubt, if the Lease (as amended hereby) terminates or expires with respect to the Original Premises but not the Fifth Amendment Expansion Space, then:

a.    Tenant shall vacate and surrender possession of the Original Premises to Landlord in accordance with the terms of the Lease (failing Landlord shall have all of Owner’s rights and remedies under the Lease and at law and in equity on account of such failure, including those under Article 12 of the Original Lease). As part of such surrender obligations, Tenant, at its sole cost and expense, shall upon or prior to such termination or expiration, (i) restore, to a Building standard condition, any demising wall that, as of the Effective Date, exists between the Phase 2 Expansion Space and the portion of the Original Premises located on Level 1 of the Building, and (ii) otherwise perform such work as is necessary to physical segregate the Phase 2 Expansion Space from such portion of the Original Premises.

b.    Article XII. of the Fourth Amendment shall be of no further force or effect from and after such expiration or termination.

3.	Fifth Amendment Expansion Space Effective Date.

3.01

Effective as of the Phase 1 Expansion Effective Date, the Premises, as defined in the Lease, is increased from 75,594 rentable square feet to 93,274 rentable square feet by the addition of the Phase 1 Expansion Space, and from and after the Phase 1

Expansion Effective Date, the Original Premises and the Phase 1 Expansion Space, collectively, shall, for all purposes of the Lease (as amended by this Amendment), be deemed the Premises, as defined in the Lease. The Phase 1 Expansion Space and the leasing thereof shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any work, allowances, abatements or other financial concessions granted with respect to the Original Premises unless such work, allowances, abatements or concessions are expressly provided for herein with respect to the Phase 1 Expansion Space.

3.02

Effective as of the Phase 2 Expansion Effective Date, the Premises, as defined in the Lease, is increased from 93,274 rentable square feet to 108,135 rentable square feet by the addition of the Phase 2 Expansion Space, and from and after the Phase 2 Expansion Effective Date, the Premises (i.e., the Original Premises and the Phase 1 Expansion Space) and the Phase 2 Expansion Space, collectively, shall, for all purposes of the Lease (as amended by this Amendment), be deemed the Premises, as defined in the Lease. The Phase 2 Expansion Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any work, allowances, abatements or other financial concessions granted with respect to the Original Premises unless such work, allowances, abatements, concessions are expressly provided for herein with respect to the Phase 2 Expansion Space.

3.03

Effective as of November 1, 2019, the number of parking spaces in the Parking Area that Tenant will be permitted to use on a non-exclusive, unreserved basis in accordance with the Lease shall be a total of 297. In the event the rentable square footage of the Premises is decreased, the number of parking spaces in the Parking Area that Tenant will be permitted to use on a non-exclusive unreserved basis shall be reduced proportionally.

4.	Basic Rent.

4.01

Original Premises. The Basic Rent due under the Lease payable by Tenant with respect to the Original Premises (including, with respect to the Fourth Amendment Expansion Space, for the period from the day after the FAES Prior Termination Date through the Termination Date) is set forth on Exhibit D-1 attached hereto and incorporated herein by this reference.

4.02

Phase 1 Expansion Space Basic Rent From the Phase 1 Expansion Effective Date through the Fifth Amendment Expansion Space Termination Date. As of the Phase 1 Expansion Effective Date, the Basic Rent payable with respect to the Phase 1 Expansion Space for the balance of the Term of the Lease is set forth on Exhibit D-2 attached hereto and incorporated herein by this reference.

4.03

Phase 2 Expansion Space Basic Rent From the Phase 2 Expansion Effective Date through the Fifth Amendment Expansion Space Termination Date. As of the Phase 2 Expansion Effective Date, the Basic Rent payable with respect to the Phase 2 Expansion Space for the balance of the Term of the Lease is set forth on Exhibit D-3 attached hereto and incorporated herein by this reference.

5.

Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment. For the avoidance of doubt, if the Lease (as amended hereby) terminates or expires with respect to the Original Premises, Tenant shall still be required to maintain the security deposit described in Section III of the Fourth Amendment for so long as the Lease (as amended by this Amendment) remains in effect with respect to the Fifth Amendment Expansion Space or any portion thereof.

6.	Tenant’s Proportionate Share.

6.01

For the period commencing with the Effective Date and ending on the day immediately prior to the Phase 1 Expansion Effective Date, Tenant’s Proportionate Share with respect to Taxes and Operating Expenses is 18.67% (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord), in which case, Tenant’s Proportionate Share shall be 29.08% with respect to such Operating Expenses pertaining solely to the Building).

6.02

For the period commencing with the Phase 1 Expansion Effective Date and ending on the day immediately prior to the Phase 2 Expansion Effective Date, Tenant’s Proportionate Share with respect to Taxes and Operating Expenses is 23.09% (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord), in which case, Tenant’s Proportionate Share shall be 35.88% with respect to such Operating Expenses pertaining solely to the Building).

6.03

For the period commencing with the Phase 2 Expansion Effective Date and ending on the Fifth Amendment Expansion Space Termination Date, Tenant’s Proportionate Share with respect to Taxes and Operating Expenses is 26.77% (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord), in which case, Tenant’s Proportionate Share shall be 41.60% with respect to such Operating Expenses pertaining solely to the Building); provided, however, in the event the Term of the Lease with respect to the Original Premises is not extended pursuant to the terms of the Lease, then from and after Extension Date Tenant’s Proportionate Share with respect to Taxes and Operating Expenses is 8.04% (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord), in which case, Tenant’s Proportionate Share shall be 12.52% with respect to such Operating Expenses pertaining solely to the Building).

6.04

Notwithstanding the foregoing or anything otherwise set forth in this Section 6 to the contrary, in the event Landlord elects to remeasure the Premises, the Property Rentable Area and/or the Building Rentable Area in accordance with the terms of Section 10 below, Tenant Proportionate Share with respect to Operating Expenses and Taxes shall be adjusted to equal a fraction, the numerator of which shall be the rentable square feet of the Premises (as may be adjusted due to such remeasurement) and the denominator of which shall be (x) the Property Rentable Area (as may be adjusted due to such remeasurement) with respect to Operating Expenses (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord)) and Taxes and (y) the Building Rentable Area (as may be adjusted due to such remeasurement) with respect to Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord).

7.	Additional Rent.

7.01

For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, (x) the Controllable Expenses for each full Operating Year after the Effective Date shall not increase by more than four percent (4.0%) of the Controllable Expenses for the immediately preceding Operating Year (on a cumulative basis), and (y) the property management fee included in Operating Expenses for any period shall not exceed three percent (3%) of the gross collections from the Property for such period.

7.02

Notwithstanding the foregoing or anything contained in the Lease or this Amendment to the contrary, Landlord and Tenant acknowledge and agree that the cost and expense of the construction of any amenity center constructed by Landlord and the initial installations contained therein shall be borne solely by Landlord and shall not be included in Operating Expenses; provided however, the actual Operating Expenses incurred for the operation of the amenity center shall be included in Operating Expenses; provided further that Operating Expenses associated with the operation of the amenity center shall only be included in the calculation of Controllable Expenses following the first full calendar year of operation of such amenity center.

7.03	Except as otherwise modified by this Amendment, all Basic Rent, Additional Rent or any other sums or charges due under the Lease shall be payable by Tenant in accordance with the terms thereof.

8.	Condition of Fifth Amendment Expansion Space; Landlord’s Work; Allowance.

8.01.

Condition of Fifth Amendment Expansion Space. Tenant agrees to accept the Fifth Amendment Expansion Space (i.e., the Phase 1 Expansion Space and the Phase 2 Expansion Space) in the condition detailed in Exhibit B, and otherwise its “as-is” condition, without any agreements, representations, understandings or obligations to accept on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in Section 8.02 or Exhibit B of this Amendment.

8.02.

Landlord’s Work. Landlord, at its sole cost and expense, shall complete the Landlord’s Work as detailed in Exhibit C using Building standard materials; provided, however, any delay in the completion of the Landlord’s Work shall not render Landlord liable for any damages or afford Tenant any right to any offset or abatement of Basic Rent or Additional Rent. Notwithstanding the foregoing or anything otherwise set forth herein or in the Lease to the contrary, the costs and expenses incurred by Landlord in connection with the completion of the Landlord’s Work shall be excluded from Operating Expenses. Landlord and Landlord’s contractor(s) shall be permitted to access the Fifth Amendment Expansion Space and the Original Premises in order to complete the Landlord’s Work. Tenant covenants and agrees not to materially interfere with Landlord or Landlord’s contractor(s) in connection with the completion of the Landlord’s Work.

8.03

Allowance. Landlord shall provide to Tenant, an allowance of (x) up to Sixty and No/100 Dollars ($60.00) per rentable square foot of the Fifth Amendment Expansion Space (the “ES Allowance”), (y) up to 12/100 Dollars ($0.12) per rentable square foot of the Fifth Amendment Expansion Space (the “SP Allowance”) and (z) up to Two and 50/100 Dollars ($2.50) per rentable square foot of the Fifth Amendment Expansion Space (the “Bathroom Allowance”; together with the ES Allowance and the SP Allowance, the “Allowance”), subject to the terms and conditions set forth herein. The Allowance shall be used by Tenant to pay for the cost of Tenant’s construction of the Tenant Improvements, including, without limitation, hard construction costs, soft costs (such as permitting, architectural and engineering fees) voice and data wiring and cabling costs and furniture, fixtures and equipment expenses; provided, however, the Bathroom Allowance shall be used only for Tenant Improvements in the bathroom(s) for the Phase 2 Expansion Space. All Tenant Improvements shall be (a) subject to all other terms and conditions of the Lease; (b) based on plans previously approved by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; (c) performed in a good and workmanlike manner by contractors previously approved by Landlord, such approval shall not be unreasonably withheld, and (d) be in compliance with all applicable laws and regulations. Any approval (including deemed approval) by Landlord in connection with the Tenant Improvements shall be subject to the terms and conditions of the Lease. The Allowance shall be payable directly to Tenant by Landlord and Landlord shall disburse the Allowance to Tenant on a periodic basis (but no more than once per month) within 30 days after receipt from Tenant of: (i) reasonable documentation of payment by Tenant for materials and labor, as the case may be, with respect to the Tenant Improvements that are the subject of such requisition; (ii) partial lien waivers or final lien waivers, as applicable, from any contractors or laborers hired by Tenant to perform any Tenant Improvements in the Fifth Amendment Expansion Space and/or Original Premises; (iii) prior to the final requisition only, a certificate of occupancy or equivalent document issued by a local government agency or building department certifying the Tenant Improvements compliance with applicable building codes and other laws, and indicating the Phase 1 Expansion Space, and/or Original Premises (as applicable) to be in a condition suitable for occupancy; and (iv) any other information or materials reasonably requested by Landlord with respect to the requisition or Tenant Improvements in question. Any portion of the Allowance which has not been properly requisitioned by Tenant on or before the last day of the twenty-fourth (24th) calendar month following the Phase 2 Expansion Effective Date shall be deemed forfeited by Tenant and Landlord shall have no further obligation with respect thereto. Notwithstanding the foregoing, Landlord shall not be obligated to pay any Allowance (and Tenant shall not be permitted to submit any requisition for any portion of the Allowance) at any time when there exists a default by Tenant under the Lease, beyond applicable notice and cure periods. Notwithstanding anything to the contrary contained in the Lease, in no event shall Tenant be obligated to pay Landlord a supervisory or oversight fee for the completion of the Tenant Improvements, nor shall Tenant be obligated to provide any secure assurances for the completion of the same.

9.	Early Access to Fifth Amendment Expansion Space.

9.01

Tenant may take possession of or enter the Phase 1 Expansion Space at any time during the period commencing on the Phase 1 Expansion Early Access Date and expiring on the date immediately preceding the Phase 1 Expansion Effective Date, which possession or entry shall be upon and subject to (and thus, in connection with such possession or entry, Tenant shall comply with) all the terms and conditions of the Lease (including, without limitation, all insurance and indemnification provisions of the Lease); provided, however, except for the cost of services requested by Tenant (e.g., after hours HVAC service), Tenant shall not be required to pay Rent for the Phase 1 Expansion Space for any such entry or possession during which Tenant has entered, or is in possession of, the Phase 1 Expansion Space for the sole purpose of performing improvements or installing Tenant’s fixtures, furniture and equipment.

9.02

Subject to the terms of this Section 9.02, Tenant may take possession of or enter the Phase 2 Expansion Space at any time during the period commencing on the Phase 2 Expansion Early Access Date and expiring on the date immediately preceding the Phase 2 Expansion Effective Date, which possession or entry shall be upon and subject to (and thus, in connection with such possession or entry, Tenant shall comply with) all the terms and conditions of the Lease (including, without limitation, all insurance and indemnification provisions of the Lease); provided, however, except for the cost of services requested by Tenant (e.g., after hours HVAC service), Tenant shall not be required to pay Rent for the Phase 2 Expansion Space for any such entry or possession during which Tenant has entered, or is in possession of, the Phase 2 Expansion Space for the sole purpose of performing improvements or installing Tenant’s fixtures, furniture and equipment. Notwithstanding the foregoing, Landlord shall not be liable for a failure to deliver possession of the Phase 2 Expansion Space due to the holdover or unlawful possession of such space by another party; provided, however, Landlord shall use reasonable efforts to obtain possession of any such space.

10.

Options to Extend. Tenant’s right and option to extend the Term of the Lease pursuant to Section 2.4 of the Original Lease, as amended by Section IX of the First Amendment (subject to the immediately following sentence), shall remain and apply to the Original Premises (but not to the Fifth Amendment Expansion Space). Notwithstanding anything to the contrary in the Lease or First Amendment, Landlord and Tenant confirm that the Basic Rent for the Original Premises during the applicable Extended Term shall be equal to 96.3% of the Fair Market Rental Value of the Original Premises for the applicable Extension Term. For the avoidance of doubt, Landlord and Tenant agree and acknowledge that any such extension options shall apply to the Term of the Lease with respect to the Original Premises only and not the Fifth Amendment Expansion Space. In the event Tenant exercises any such extension option in accordance with the terms of the Lease, Landlord shall have the right to remeasure the Premises, the Property Rentable Area and/or the Building Rentable Area in accordance with the then current Building Owners and Managers Association (BOMA) international standard method of floor measurement. Any adjustments to the Building, Premises or Tenant’s Proportionate Share shall be promptly documented in an amendment to the Lease.

11.	Modified Provisions.

11.01

Capital Replacements and Repairs. Subject to the terms of Section 7.1(b) of the Original Lease Section 7.2 of the Original Lease, Landlord shall be responsible to maintain the structural and mechanical aspects of the Building to a Class A standard. In the event a capital replacement is required during the Term, Landlord will complete the capital replacement and to the extent allowable pursuant to Exhibit D of the Original Lease, shall amortize the cost of such replacement over its useful life (as reasonably determined by Landlord in accordance with generally accepted accounting principles) as part of the Operating Expenses.

11.02	As of the Effective Date, the provisions listed below shall be amended as follows:

a.    The threshold for cosmetic alterations set forth in the second sentence of Section 5.2(a) of the Original Lease shall be changed from “$20,000.00 in cost each instance” to “$100,000.00 in cost each instance”.

b.    Section 12.1 (Holding Over) shall be deleted and replaced with the following: “Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be Two Hundred Percent (200%) of the amount of the monthly installment of Base Rent for the last month prior to the date of such termination, plus all Additional Rent, prorated on a daily basis, and also, if such holding over continues for more than thirty (30) days, Tenant shall pay all damages sustained by Landlord by reason of such retention after termination of this Lease, including without limitation, consequential damages. In any such event, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Section shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.”

c.    The following shall be added as Section 10.5 of the Original Lease: “To the fullest extent permitted by law, but subject to the terms of this Lease, including without limitation, the Section 10.4, Landlord will protect, indemnify, and hold Tenant and Tenant’s officers, directors, shareholders, managers, partners, members, trustees, and agents (collectively “Tenant Parties”), harmless from and against all liabilities, obligations, claims, damages, penalties, actions, forfeitures, losses, causes of action, costs, and expenses (including without limitation, reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against Tenant and/or any Tenant Parties by any third party by reason of Landlord’s or Landlord’s officers, directors, shareholders, managers, partners, members, trustees, and agents (collectively “Landlord Parties”) gross negligence or willful misconduct. In case any action, suit, or proceeding is brought against Tenant and/or Tenant Parties by reason of any such occurrence covered by Landlord’s indemnity under this Section 10.5, Landlord will, at Landlord’s expense, resist and defend such action, suit, or proceeding, or cause the same to be resisted and defended by counsel reasonably approved by Tenant (it being agreed that counsel selected by Landlord’s insurer shall be acceptable to Tenant).”

12.	Miscellaneous.

12.01.

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord; provided, however, nothing contained in this Amendment is intended to prohibit Tenant from filing this Amendment with the Securities and Exchange Commission (“SEC”) to the extent that Tenant is required to do so pursuant to applicable SEC requirements.

12.02.	Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

12.03.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

12.04.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

12.05.

The parties agree to sign a form of subordination, non-disturbance, and attornment agreement in the form attached hereto as Exhibit E (the “Form SNDA”) from Landlord’s Existing Holder. Tenant agrees and acknowledges that any subordination, non-disturbance, and attornment agreement requested by Tenant from Landlord or Landlord’s mortgagee shall be in the form of the Form SNDA.

12.06.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, except for Matt Adams and Torin Taylor on behalf of Newmark Knight Frank (“Tenant’s Broker”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment, except for Tenant’s Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment, except for Matt Malatesta, Brendan Daly, and Mark Roth on behalf of Newmark Knight Frank (“Landlord’s Broker”). Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment, except for Landlord’s Broker.

12.07.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

12.08.

Tenant acknowledges and agrees that in using or occupying the Premises (including the Fifth Amendment Expansion Premises) for the purpose anticipated under the Lease and this Amendment, Tenant shall not violate the terms and provisions of that certain Notice of Activity and Use Limitation recorded with respect to the Property on May 1, 1997 in Book 27260, Page 252 at the Middlesex County Registry of Deeds and that certain Notice of Activity and Use Limitation recorded with respect to the Property on January 9, 2012 in Book 58247, Page 561 at the Middlesex County Registry of Deeds (collectively, the “AULs”).

12.09.

In its ownership, operation and management of the Building and the Property, Landlord shall not violate the terms and provisions of the AULs. Landlord has further disclosed to Tenant, and Tenant herein acknowledges, that Landlord Related Parties have and will continue throughout the Term of the Lease, to conduct certain environmental remediation of the Property at Landlord’s sole cost and expense (and not included in Operating Expenses), including but not limited to the operation of, maintenance and periodic monitoring associated with the existing subsurface depressurization (SSD) system (the “SSD System”) as well as further mitigation and/or remediation measures that may be deemed necessary as based on operation and monitoring of the SSD System in accordance with applicable laws and Environmental Laws (herein the “Landlord’s Environmental Work”). Additionally, Landlord shall, at no cost to Tenant (and excluded from Operating Expenses), remove or remediate to the extent required by applicable laws any Hazardous Materials on the Property in violation of Environmental Laws that existed prior to and/or on the date Tenant occupied any portion of the Premises, except to the extent such Hazardous Materials were caused by Tenant or any of Tenant’s officers, employees, contractors, sublessees or agents, in which case Tenant shall be responsible for the removal or remediation of the same as set forth above. In connection therewith, Landlord shall use reasonable efforts to minimize the impact of such remediation on Tenant’s use and occupancy of the Premises and any use of the Parking Area. Landlord covenants and agrees to regularly maintain the SSD System at Landlord’s sole cost and expense (and not as a part of Operating Expenses or other contribution by Tenant). In the event that Landlord fails to maintain the SSD System or such SSD System fails to perform adequately, function and operate as designed and as a direct result therefrom (or as a result of any pre-existing environmental condition at the Property), Tenant is unable to occupy the Premises for the use permitted by the Lease (the “SSD System Interruption”), then for each day following Landlord’s receipt of Tenant’s written notice of the onset of such SSD System Interruption until such time that the SSD System Interruption has ceased (i.e., the SSD System is in working order) Tenant shall be entitled to an abatement of Basic Rent and Additional Rent. Landlord shall indemnify, defend and hold Tenant and Tenant’s agents, employees and contractors harmless from and against any and all claims, actions, causes of action, liabilities, obligations, damages, penalties, forfeitures, losses, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs), or death of or injury to any person or damage to any property whatsoever, to the extent arising from: (i) the presence of Hazardous Materials in the Premises or the Building or on the Property that existed prior to and/or on the date Tenant first occupied any portion of the Premises (except to the extent such Hazardous Materials were caused by Tenant or any of Tenant’s officers, employees, contractors, sublessees or agents), and/or (ii) the use, storage, transportation, release or disposal of Hazardous Materials by Landlord or any Landlord’s agents, employees or contractors in or into the air, water or soil or in, on, or about the Premises, Building, or the Property.

12.10

Tenant and Landlord each represent and warrant to the other, as of the date hereof, to such party’s knowledge, there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease against the other party.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HRE-S CENTERPOINT, LLC, a Delaware limited liability company

By:	/s/ Eric W. Kaup
	Name:	Eric W. Kaup
	Title:	Secretary

TENANT:

REPLIGEN CORPORATION, a Delaware corporation

By:	/s/ Steve Curran
	Name:	Steve Curran
	Title:	VP Operations

EXHIBIT A-1

INTENTIONALLY OMITTED

EXHIBIT A-2

INTENTIONALLY OMITTED

EXHIBIT A-3

INTENTIONALLY OMITTED

EXHIBIT B

BASE BUILDING CONDITION

•	Phase 1 Expansion Space

•	Landlord will deliver Phase 1 Expansion Space in broom clean “As is” condition.

•	Note the following “As-Is” condition of the Phase 1 Expansion Space, includes:

•	interior surfaces of exterior walls are generally finished in drywall; taped, bedded and sanded, with minor exceptions in some areas;

•	ceilings are generally open;

•	interior columns are generally unfinished in all open areas for tenant convenience and design consideration;

•

all base building systems servicing the Phase 1 Expansion Space (including without limitation, a Rooftop HVAC Unit), subject to any Landlord Work to be completed as noted herein, in good working order with reasonable useful life remaining for such equipment;

•	400 AMP electrical service (17 watts per SF); and

•	lighting and all other Tenant finishes to be completed by Tenant in conjunction with Tenant fit-out using the Allowance.

•	Phase 2 Expansion Space

•

Landlord will deliver Phase 2 Expansion Space in broom clean “As is” condition as of the Effective Date, reasonable wear and tear excepted; provided, however, all personal property, including any furniture, fixtures and equipment which the existing tenant is entitled and/or required to remove shall be removed.

•	Note the following “As-Is” condition for Phase 2 Expansion Space, includes:

•	ceilings are generally open;

•	interior columns are generally unfinished in all open areas for tenant convenience and design consideration;

•

all base building systems, subject to any Landlord Work to be completed as noted herein, servicing the Phase 2 Expansion Space in good working order with reasonable useful life remaining for such equipment;

•	300 AMP electrical service (13 watts per SF); and

•	lighting and all other Tenant finishes to be completed by Tenant in conjunction with Tenant fit-out using the Allowance.

EXHIBIT C

LANDLORD’S WORK

Landlord’s Work is comprised of the following:

Phase 1 Expansion Space

•	Connection point installed for fire alarm system servicing the Phase 1 Expansion Space (completed).

•	The complete core fire detection system shall be installed, operating and tested in accordance with NFPA requirements (completed).

•	Landlord will deliver code compliant restrooms in Phase 1 Expansion Space (completed).

•	Landlord will provide a flat floor surface in suitable condition for Tenant Improvements (i.e. free of all trip hazards, etc.).

Phase 2 Expansion Space

•	Connection point installed for fire alarm system servicing the Phase 1 Expansion Space (completed).

•	The complete core fire detection system shall be installed, operating and tested in accordance with NFPA requirements (completed).

•

Landlord will provide a flat floor surface in suitable condition for Tenant Improvements (i.e. free of all trip hazards, etc.) for the Expansion Premises. Landlord will also fill in the trench drains in Phase 2 Expansion Space flush with the floor.

•	Landlord will be responsible for the removal and remediation of any hazardous materials, including excavation of soils for any future additional loading docks.

•

Landlord will provide and install (if not already installed) Rooftop HVAC Unit(s) to adequately heat and cool the Phase 2 Expansion Space to a commercial standard for office space. Rooftop units will be ready for Tenant connections (i.e. stubbed/dropped into interior). HVAC distribution shall be part of Tenant Improvements.

EXHIBIT D-1

ORIGINAL PREMISES BASIC RENT SCHEDULE

Months of Term	Total SF	Rent PSF	Annual Basic Rent	Monthly Basic Rent
Effective Date through August 31, 2022	75,594	$20.16	$1,524,114.00	$127,009.50
September 1, 2022 through October 31, 2022	75,594	$23.06	$1,743,014.00	$145,251.17
November 1, 2022 through Prior Termination Date	75,594	$23.32	$1,762,914.00	$146,909.50

EXHIBIT D-2

PHASE 1 EXPANSION SPACE BASIC RENT SCHEDULE

Months of Term	Total SF	Rent PSF	Annual Basic Rent		Monthly Basic Rent
Phase 1 Expansion Effective Date through October 31, 2020	10,000	$29.00	$290,000.00	*	$24,166.67	*
November 1, 2020 through October 31, 2021	17,680	$30.00	$530,400.00		$44,200.00
November 1, 2021 through October 31, 2022	17,680	$31.00	$548,080.00		$45,673.33
November 1, 2022 through October 31, 2023	17,680	$32.00	$565,760.00		$47,146.67
November 1, 2023 through October 31, 2024	17,680	$33.00	$583,440.00		$48,620.00
November 1, 2024 through October 31, 2025	17,680	$34.00	$601,120.00		$50,093.33
November 1, 2025 through October 31, 2026	17,680	$35.00	$618,800.00		$51,566.67
November 1, 2026 through October 31, 2027	17,680	$36.00	$636,480.00		$53,040.00
November 1, 2027 through October 31, 2028	17,680	$37.00	$654,160.00		$54,513.33
November 1, 2028 through October 31, 2029	17,680	$38.00	$671,840.00		$55,986.67
November 1, 2029 through Fifth Amendment Expansion Space Termination Date	17,680	$39.00	$689,520.00		$57,460.00

*

Basic Rent Abatement. Notwithstanding the foregoing and so long as Tenant is not in default under the terms of the Lease, beyond applicable notice and cure periods, Tenant shall be entitled to an abatement of Basic Rent with respect to the Phase 1 Expansion Space accruing from the Phase 1 Expansion Effective Date through the last day of the fifth (5th) calendar month thereafter (the “Basic Rent Abatement Period”). The total amount of Basic Rent with respect to the Phase 1 Expansion Space that is abated during the Basic Rent Abatement Period shall be referred to herein as the “Abated Rent”.

EXHIBIT D-3

PHASE 2 EXPANSION SPACE BASIC RENT SCHEDULE

Months of Term	Total SF	Rent PSF	Annual Basic Rent	Monthly Basic Rent
Phase 2 Expansion Effective Date through October 31, 2020	14,861	$29.00	$430,969.00	$35,914.08
November 1, 2020 through October 31, 2021	14,861	$30.00	$445,830.00	$37,152.50
November 1, 2021 through October 31, 2022	14,861	$31.00	$460,691.00	$38,390.92
November 1, 2022 through October 31, 2023	14,861	$32.00	$475,552.00	$39,629.33
November 1, 2023 through October 31, 2024	14,861	$33.00	$490,413.00	$40,867.75
November 1, 2024 through October 31, 2025	14,861	$34.00	$505,274.00	$42,106.17
November 1, 2025 through October 31, 2026	14,861	$35.00	$520,135.00	$43,344.58
November 1, 2026 through October 31, 2027	14,861	$36.00	$534,996.00	$44,583.00
November 1, 2027 through October 31, 2028	14,861	$37.00	$549,857.00	$45,821.42
November 1, 2028 through October 31, 2029	14,861	$38.00	$564,718.00	$47,059.83
November 1, 2029 through Fifth Amendment Expansion Space Termination Date	14,861	$39.00	$579,579.00	$48,298.25

EXHIBIT E

FORM SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                         ,

Tenant

AND

CANADIAN IMPERIAL BANK OF COMMERCE,

acting through its New York Branch,

as Administrative Agent

County:	Middlesex
State:	Massachusetts

Premises:	41 Seyon Street and 43 Foundry Avenue
Waltham, Massachusetts

Dated: as of             , 201

Record and return by mail to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Thomas McGovern

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this      day of             , 2019, by and among HRE-S CENTERPOINT, LLC, a Delaware limited liability company (“Landlord”), CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch (“Administrative Agent”), as Administrative Agent for the Lenders (defined below), and                      (“Tenant”).

RECITALS:

A.    Tenant has executed that certain Lease dated as of October 10, 2001, as amended by that certain Letter Agreement dated May 7, 2002, that certain First Amendment to Lease dated as of June 29, 2011, that certain Second Amendment to Lease dated as of January 11, 2013, that certain Third Amendment to Lease dated as of September 26, 2013, that certain Fourth Amendment dated as of March 14, 2014, and that certain Fifth Amendment dated as of May     , 2019 (collectively, with the amendment} thereto, the “Lease”), with West Seyon LLC, predecessor-in-title to Landlord, as lessor, covering the premises described in the Lease consisting of approximately a 93,274 rentable square foot space (the “Premises”) in that certain building located at 41 Seyon Street, Waltham, Massachusetts (the “Property”) and more particularly described in Exhibit A attached hereto and made a part hereof by this reference; and

B.    Certain lenders (the “Lenders”) have made (or agreed to make) a loan to Landlord secured by a mortgage encumbering the Property and an assignment of Landlord’s interest in the Lease (said mortgage, together with any amendments, renewals, increases, modifications, substitutions or consolidations of either of them, collectively, the “Security Instrument”) in favor of Administrative Agent on behalf of the Lenders; and

C.    Tenant and Administrative Agent desire to confirm their understanding with respect to the Lease and the Security Instrument, and to have Landlord confirm its agreement therewith.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, and agreements contained herein, the parties hereto agree as follows:

1.    The Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the Security Instrument and the lien created thereby.

2.    Tenant agrees to deliver to Administrative Agent, in the manner set forth in Paragraph 13 of this Agreement, a copy of any notice of default sent to Landlord by Tenant. If Landlord fails to cure such default within the time provided in the lease, Administrative Agent shall have the right, but not the obligation, to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease has expired or, if such default cannot be cured within that time, within a reasonable period provided Administrative Agent is proceeding with due diligence to cure such default. In such event, Tenant shall not terminate the Lease while such remedies are being diligently pursued by Administrative Agent. Further, Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Administrative Agent (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Administrative Agent is proceeding with due diligence to commence an action to appoint a receiver or to obtain title to the Property by foreclosure, deed in lieu of foreclosure, or otherwise (collectively, “Foreclosure”). Tenant hereby agrees that no action taken by Administrative Agent to enforce any rights under the Security Instrument or related security documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3.    So long as Tenant is not in default under the Lease, beyond all applicable notice and cure periods, Administrative Agent shall not disturb Tenant’s possession and occupancy of the Premises during the term of the Lease.

4.    If Administrative Agent or its nominee or designee, or another purchaser of the Property upon a Foreclosure (any such person or entity, a “Successor Owner”) succeeds to the interest of Landlord under the Lease, so long as Tenant is not in default under the Lease, beyond all applicable notice and cure periods, the Lease will continue in full force and effect. Thereupon, Successor Owner shall recognize the Lease and Tenant’s rights thereunder and Tenant shall make full and complete attornment to Successor Owner as substitute landlord upon the same terms, covenants and conditions as provided in the Lease, including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property as may be provided in the Lease. Notwithstanding the foregoing, Tenant agrees that any such option, right of first refusal or right of first offer to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to any Foreclosure, as defined herein and shall not apply to any transfer of the Property by Successor Owner following such Foreclosure. In consideration of the foregoing, Administrative Agent agrees that any such option, right of first refusal or right of first offer shall not be terminated by any Foreclosure or conveyance of the Property by Successor Owner following such Foreclosure; rather, any such option, right of first refusal or right of first offer shall remain as an obligation of any party acquiring the Property following the conveyance of the Property by Successor Owner following such Foreclosure. Furthermore, Tenant expressly confirms to Administrative Agent that any acquisition of title to all or any portion of the Property pursuant to Tenant’s exercise of any option, right of first refusal or right of first offer contained in the Lease shall result in Tenant taking title subject to the lien of the Security Instrument.

5.    Tenant agrees that, if Successor Owner shall succeed to the interest of Landlord under the Lease, Successor Owner shall not be:

a.    liable for any prior act or omission of Landlord or any prior landlord or consequential damages arising therefrom, provided the foregoing shall not relieve Successor Owner for damages arising out of any continuation of any default of Landlord, or of the obligation to cure such default, after the Successor Owner takes title to the Property, provided that Successor Owner receives written notice of such default and the opportunity to cure as may be set forth in the Lease; or

b.    subject to any offsets or defenses which Tenant might have as to Landlord or any prior landlord unless Administrative Agent has failed to cure any default by Landlord as herein provided; or

c.    required or obligated to credit Tenant with any rent or additional rent for any rental period paid to Landlord more than thirty (30) days in advance; or

d.    except for the amendments and modifications described in the recitals, bound by any amendment or modification of the Lease made without Lenders’ prior written consent and not otherwise permitted under the Security Instrument, provided, however, that Lenders’ consent shall not be required for nonmaterial amendments or modifications that are made, consistent with the terms of the Lease applicable thereto, in connection with rights expressly granted to Tenant under the Lease; or

e.    liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Administrative Agent.

6.    Tenant agrees that, without the prior written consent of Administrative Agent in each case, Tenant shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, except to the extent consistent with the terms of the Lease applicable thereto, or tender a surrender of the Lease (except in each case that, upon a default by Landlord under the Lease, Tenant may exercise its rights under the Lease after giving to Administrative Agent the notice and cure period required by this Agreement, or except in connection with the exercise of any enumerated rights of Tenant in connection with a casualty expressly set forth in the Lease), (b) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

7.    To the extent that the Lease shall entitle Tenant to notice of the existence of any Security Instrument and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Administrative Agent.

8.    Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Administrative Agent shall be entitled, but not obligated, to require that Tenant pay all rent under the Lease as directed by Administrative Agent, which payment shall, to the extent made, satisfy the obligations of Tenant under the Lease. Landlord agrees to hold Tenant harmless with respect to any such payments made by Tenant to Administrative Agent.

9.    Nothing in this Agreement shall impose upon Administrative Agent any liability for the obligations of Landlord under the Lease unless and until Administrative Agent takes title to the Property. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Owner shall acquire title to the Property or the portion thereof containing the Premises, Successor Owner shall have no obligation, nor incur any liability, beyond Successor Owner’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor Owner in the Property for the payment and discharge of any obligations imposed upon Successor Owner hereunder or under the Lease, and Successor Owner is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Owner, Tenant shall look solely to the estate or interest owned by Successor Owner in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Owner.

10.    Except as specifically provided in this Agreement, Administrative Agent shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Administrative Agent may be party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

11.    EACH OF TENANT, ADMINISTRATIVE AGENT AND LANDLORD HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.    The provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, “Administrative Agent”, “Landlord” and “Tenant” shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

13.    All notices and all other communication with respect to this Agreement shall be directed as follows: if to Administrative Agent, 200 West Madison Avenue, Suite 2610, Chicago, Illinois 60606, Attention: Real Estate Group, or such other address as Administrative Agent may designate in writing to Tenant; and, if to Tenant, at the address set forth in the Lease or at such other address as tenant may designate in writing to Administrative Agent. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery or upon refusal thereof. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.

14.    This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

15.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement shall terminate and be of no further force or effect on the earlier to occur of (i) the discharge or termination of the mortgage, and (ii) the expiration or termination of the Lease (provided that any such termination was not in violation of the terms of the Lease or this Agreement).

16.    This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch, as Administrative Agent for the Lenders

By:
Name:
Title:

REPLIGEN CORPORATION, a Delaware corporation

By:
Name:
Title:

AGREED AND CONSENTED TO:

LANDLORD

HRE-S CENTERPOINT, LLC, a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
) SS.
COUNTY OF	)

On the      day of          in the year 201   , before me, the undersigned, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that [s/he] executed the same in his capacity as Authorized Signatory, of CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch as Administrative Agent for the Lenders, and that by [her/his] signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
My commission expires:

ACKNOWLEDGMENT

STATE OF	)
) SS.
COUNTY OF	)

I, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                      as                      of HRE-S CENTERPOINT, LLC, a Delaware limited liability company, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act and as the free and voluntary act of said entities for the uses and purposes therein set forth.

Notary Public

My commission expires:

ACKNOWLEDGEMENT

COMMONWEALTH OF MASSACHUSETTS	)
) SS.
COUNTY OF		)

I, a Notary Public in and for said County, in the Commonwealth aforesaid, DO HEREBY CERTIFY that                      as                      of Repligen Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that he or she signed and delivered said instrument as his or her own free and voluntary act and as the free and voluntary act of said                     , for the uses and purposes therein set forth.

Notary Public

My commission expires:

EXHIBIT A TO SNDA

Legal Description of Property

Parcel 1

The land in Waltham, Middlesex County, Massachusetts, situated on Seyon Street and Foundry Street, and being shown as the “Remaining Lot Area” on a plan entitled, “ANR Subdivision Plan in Waltham, Massachusetts” prepared by DGT Survey Group dated March 1, 2017, and recorded with the Middlesex South District Registry of Deeds as Plan No. 288 of 2017.

ALSO DESCRIBED AS SURVEYOR’S LEGAL DESCRIPTION:

A CERTAIN PARCEL OF LAND IN WALTHAM, MIDDLESEX COUNTY, MASSACHUSETTS, WESTERLY OF SEYON STREET, NORTHERLY OF BOSTON AND MAINE RAILROAD, EASTERLY OF WILLOW STREET AND SOUTHERLY OF GROVE STREET, BEING SHOWN AS “REMAINING LOT AREA” ON A PLAN ENTITLED “190 WILLOW STREET, ANR SUBDIVISION PLAN IN WALTHAM, MASSACHUSETTS, MIDDLESEX COUNTY”, DATED MARCH 1, 2017, PREPARED BY DGT SURVEY GROUP, RECORDED WITH MIDDLESEX SOUTH REGISTRY OF DEEDS (PLAN 288 OF 2017) AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY SIDE OF SEYON STREET WITH THE NORTHERLY SIDE OF THE BOSTON AND MAINE RAILROAD LOCATION, THENCE RUNNING N 52-08-34 W 203.28 FEET TO A POINT OF CURVATURE; THENCE WESTERLY 20.00 FEET BY A CURVE TO THE LEFT OF 1750.76 FOOT RADIUS TO A POINT OF NON-TANGENCY, THE LAST TWO COURSES BEING BY LAND NOW OR FORMERLY OF BOSTON & MAINE CORPORATION; THENCE S 37-12-10 W 16.50 FEET IN PART BY SAID LAND OF BOSTON & MAINE CORPORATION AND IN PART BY LAND NOW OR FORMERLY OF COLONIAL SHOPPING CENTER, INC. TO A POINT OF NON-TANGENCY; THENCE WESTERLY 119.43 FEET BY A CURVE TO THE LEFT OF 1734.26 FOOT RADIUS TO A POINT OF COMPOUND CURVATURE, BEING BY SAID LAND OF COLONIAL SHOPPING CENTER, INC.; THENCE WESTERLY 234.26 FEET BY A CURVE TO THE LEFT OF 1121.09 FOOT RADIUS TO A POINT OF NON-TANGENCY, BY SAID LAND OF COLONIAL SHOPPING CENTER, INC.; THENCE N 26-07-16 E 132.80 FEET THENCE N 63-52-29 W 325.01 FEET THENCE S 85-47-56 E 169.05 FEET TO A POINT BY LAND NOW OR FORMERLY OF ANTHONY G. CARDILLO, JR., THE LAST 3 COURSES BEING BY LAND NOW OR FORMERLY OF STORAGE ACQUISITION WALTHAM WILLOW STREET, LLC; THENCE N 63-36-26 W 100.02 FEET BY LAND OF ANTHONY G. CARDILLO, JR., TO THE EASTERLY SIDE OF WILLOW STREET; THENCE N 26-44-06 E 185.87 FEET BY WILLOW STREET TO A POINT OF CURVATURE AT FOUNDRY AVENUE; THENCE EASTERLY 15.60 FEET BY A CURVE TO THE RIGHT OF 10.00 FOOT RADIUS TO A POINT OF NON-TANGENCY; THENCE S 63-52-04 E 454.36 FEET THE LAST TWO COURSES BEING BY THE SOUTHERLY SIDE OF FOUNDRY AVENUE; THENCE N26-07-56 E 40.00 FEET BY THE EASTERLY END OF FOUNDRY AVENUE; THENCE N 63-52-04 W 192.40 FEET BY THE NORTHERLY SIDE OF FOUNDRY AVENUE; THENCE N 26-17-50 E 293.83 FEET IN PART BY LAND NOW OR FORMERLY OF JOHN SOTTILE, IN PART BY LAND NOW OR FORMERLY OF NAVIENS LANE NOMINEE TRUST, IN PART BY THE EASTERLY END OF NAVIENS LANE, IN PART BY LAND NOW OR FORMERLY OF PAK CHAU CHAN AND CHAN VUONG AND IN PART BY LAND NOW OR FORMERLY OF ANJO REALTY TRUST; THENCE S 62-14-54 E 250.01 FEET TO A STONE BOUND; THENCE S 62-14-54 E 32.02 FEET THENCE S 63-59-24 E 8.00 FEET TO A STONE BOUND; THENCE S 64-11-52 E 316.29 FEET TO A STONE BOUND WITH DRILL HOLE; THENCE N 25-58-32 E 612.17 FEET TO THE SOUTHERLY SIDE OF THE 1971 LAYOUT OF GROVE STREET, THE LAST FIVE COURSES BEING BY LAND NOW

OR FORMERLY OF STANDARD THOMSON CORPORATION; THENCE S 67-07-36 E 516.92 FEET TO A POINT OF CURVATURE; THENCE EASTERLY 90.21 FEET BY A CURVE TO THE LEFT OF 1942.98 FOOT RADIUS TO A ROUNDING AT SEYON STREET, THE LAST TWO COURSES BEING BY GROVE STREET; THENCE EASTERLY AND SOUTHERLY 59.26 FEET BY A CURVE TO THE RIGHT OF 30.00 FOOT RADIUS BY SAID ROUNDING AT SEYON STREET TO THE WESTERLY SIDE OF SEYON STREET; THENCE S 43-23-26 W 753.60 FEET BY THE WESTERLY SIDE OF SEYON STREET; THENCE S 40-33-56 W 553.97 FEET TO THE POINT OF BEGINNING, THE LAST TWO COURSES BEING BY SEYON STREET.

SAID PARCEL CONTAINS 927,673 SQ. FT. OR 21.296 ACRES MORE OR LESS.

PROPERTY ADDRESS: 41 Seyon Street and 43 Foundry Street, Waltham, MA